SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2014

MISSION COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	333-12892	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 South Higuera Street, San Luis Obispo, CA 93401
(Address of principal executive offices)
(Zip code)

(805) 782-5000
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 14, 2014, action was taken by the written consent of the shareholders of Mission Community Bancorp to approve the Agreement and Plan of Merger, dated as of October 21, 2013, by and between Heritage Oaks Bancorp and Mission Community Bancorp, pursuant to which Mission Community Bancorp would be merged with and into Heritage Oaks Bancorp with Heritage Oaks Bancorp being the surviving corporation in the merger (the "Merger"). The written consents were solicited by the Board of Directors of Mission Community Bancorp pursuant to a proxy statement/prospectus/consent solicitation dated January 10, 2014 which was included as part of a Form S-4 Registration Statement filed by Heritage Oaks Bancorp.

The shares of Mission Community Bancorp common stock, the only class of shares outstanding, were voted as follows with respect to the proposal to approve the Merger:

Consents To:	8,284,356 shares
Does Not Consent To:	1,450 shares
Abstains With Respect To:	4,300 shares

The proposal was approved by a vote of 94.45% of the shares of Mission Community Bancorp issued and outstanding as of January 3, 2014, the record date for the solicitation of written consents.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2014	MISSION COMMUNITY BANCORP

	By:	/s/ James W. Lokey
James W. Lokey, Chairman/CEO